LIST OF SUBSIDIARIES OF JOHN B. SANFILIPPO & SON, INC.
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                                                                  REGISTRANT'S
                               RELATIONSHIP                       OWNERSHIP
ENTITY                         TO REGISTRANT     BUSINESS         PERCENTAGE
------                         -------------     --------         ------------

Sunshine Nut Co., Inc,         Subsidiary        Processor,       100%
a Texas corporation                              packager,
                                                 marketer and
                                                 distributor of
                                                 shelled nuts

JBS International, Inc.,       Subsidiary        Export sales     100%
a Barbados corporation                           of the
                                                 Registrant's
                                                 products

Quantz Acquisition Co., Inc.,  Subsidiary        Holder of        100%
a Delaware corporation                           various
                                                 patents